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EXHIBIT 21: LETTER CONCERNING OWNERSHIP OF COSTA RICAN SUBSIDIARIES

                           Victor Hugo Mora Casasola
                                Lawyer & Notary

Tel (506) 296-5425.                                          Fax (506) 290-2017.

San Jose, September 18th, 1999.

Mr.
Jeffrey Pinkham
Pinkham & Pinkham, P.C
Pte.

Dear Mr. Pinkham,

     In relationship and have in my hands the legal books of the companies and internal stationery of the companies to be mention, I certify three groups of societies with hotels and tourist activities as follows.

         1) CORPORACION MUXIA, S.A., a Costa Rican corporation inscribed in the Public Registration, Commercial Section, to the volume nine hundred, page seventy one, seat ninety five, with identification number three-hundred one-hundred sixty one thousand three hundred eighty two; this company is the owner of the Tourist Center know as "Playa Carmen", located in "Mal Pais de Cobano, Puntarenas". The owner of CORPORACION MUXIA, S.A., is the corporation "SOCIEDAD PROTECTORA DE LA FAUNA Y FLORA MARITIMA DE MAL PAIS, S.A.". This is a Costa Rican corporation, inscribed in the Public Registration, Commercial Section, to the volume four hundred twenty-three, folio two hundred fifty, seat two hundred ten, with identification number three-hundred one-seventy three thousand six hundred fifty one. This company is the owner of the hotel "SUN SET REEF", in "Mal Pais de Cobano de Puntarenas". The owner of "SOCIEDAD PROTECTORA DE LA FAUNA Y FLORA DE MAL PAIS, S.A.", is the company CENTRAL AMERICAN EQUITIES CORPORACION.

         2) "HOTELERA CALITICO, S.A.", a Costa Rican corporation inscribed in the Public Registration, Commercial Section, to the volume seven hundred ten, page hundred twenty-six, seat two hundred nineteen, with identification number three-hundred one-hundred-twenty-three thousand four hundred nine, is the owner of the land where "ALTA HOTEL" is located, and the restaurant "LA LUZ", in San Jose, Costa Rica. The owner of "HOLETERA CALTICO, S.A.", is the Company
CENTRAL AMERICAN EQUITIES CORPORACION


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                           Victor Hugo Mora Casasola
                                Lawyer & Notary

Tel (506) 296-5425.                                          Fax (506) 290-2017


         3) "CONFLUENCIA SAN LUIS, S.A.", a Costa Rican corporation, manage a Hotel in Monteverde, Puntarenas, the owner of this corporation and the property where the Hotel is sited, is "ECOPROYECTO SAN LUIS, S.A.". The owner of this corporation is CENTRAL AMERICAN EQUITIES CORPORACION.

         Hoping that the information giving fulfill yours needs.

         Best regards.


         /s/ Victor Hugo Mora Casasola
         ---------------------------------------------
         Lic. Victor Hugo Mora Casasola.